SFVegas Presentation February 2025

Legal Disclosures This document contains summarized information concerning Regional Management Corp. (the “Company”) and the Company’s business, operations, financial performance, and trends. No representation is made that the information in this document is complete. For additional financial, statistical, and business information, please see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available on the Company’s website (www.regionalmanagement.com) and on the SEC’s website (www.sec.gov). The information and opinions contained in this document are provided as of the date of this presentation and are subject to change without notice. This document has not been approved by any regulatory or supervisory authority. This presentation, the related remarks, and the responses to various questions may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent the Company’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlook or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of the Company. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on such statements. Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management's growth strategy, and opening new branches as planned; Regional Management's convenience check strategy; Regional Management's policies and procedures for underwriting, processing, and servicing loans; Regional Management's ability to collect on its loan portfolio; Regional Management's insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management’s custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management's loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises, including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management's operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management's common stock, including volatility in the market price of shares of Regional Management's common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management's charter documents and applicable state law. The foregoing factors and others are discussed in greater detail in the Company's filings with the SEC. The Company will not update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law.

Company Overview

Company Overview Founded 1987 NYSE Listed: RM 344 branches 19 states Total receivables of $1.9 billion Multi-channel marketing: branches, digital, and direct mail Legacy States (prior to 2021) 2021 New States (IL, UT) 2022 New States (MS, IN, CA, LA) Potential Future State Expansion Geographic footprint and net finance receivables as of 12/31/2024 Diversified consumer finance company operating under the name “Regional Finance” Provide installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders Goal to consistently grow finance receivables and soundly manage portfolio risk, while providing customers with attractive, safe, easy-to-understand loan products serving their varied financial needs 2023 New States (AZ) (ID – entered digitally in 2022 and branch in 2023)

Growth Strategy Geographic Expansion Accelerated Innovation Product and Channel Expansion Identified states with favorable economics for expansion Continue to identify opportunities to optimize branch network within existing footprint Continue to drive scale using centralized originations and servicing Deploy new technology to further omni-channel experience Leverage data and analytics to improve credit underwriting, customer acquisition and retention, and back-office capabilities Execute on distribution of larger auto-secured loans, higher-margin small loans, and end-to-end digital originations Assess new product offerings in the marketplace National scale should enable additional strategic partnerships

Investment Highlights Strong balance sheet supports capital returns Geographic, product, and channel expansion drive growth Omni-channel growth strategy with abundant market opportunity Controlled growth with stable credit using advanced credit tools Modern infrastructure and digital capabilities Deep management experience through credit cycles High customer satisfaction and loyalty Scale, digital capabilities, and lighter footprint will drive operating leverage

Financial Overview: Key Financial Results In millions In millions Net Income In millions Continued growth in account base and portfolio in controlled and profitable manner 2024 revenue growth outpaced G&A expense growth by 8.1x from the prior-year Enhanced prequalification capabilities and tighter integration with digital affiliate partners drive better digital leads Digital initiatives, new state expansion, and new product development have driven strong growth

Abundant Total Addressable Market Approximately 72 million Americans generally align with Regional’s customer base (1)(3) $91 billion market opportunity – RM has less than 2% market share and increased our addressable market by over 80% since 2020; still significant runway for growth $4.7 Trillion Consumer Finance Market (2) 28% of US Population with FICO Between 550 & 700 (3) Personal Installment Loans Account for ~$91 billion (1) Adult US Population sourced from US Census Bureau www.census.gov/library/stories/2021/08/united-states-adult-population-grew-faster-than-nations-total-population-from-2010-to-2020.html Sourced from Equifax US National Consumer Credit Trends Report; June 2023 Sourced from Arkali, Can. “Average U.S. FICO® Score Stays Steady at 716” FICO.com, 30 Aug. 2022, www.fico.com/blogs/average-us-fico-score-stays-steady-716-missed-payments-and-consumer-debt-rises Student Loans (31%) Auto Loans (34%) Credit Cards (21%) Other (11%) Personal Lending (3%)

Serving Our Customers Best Excellent net promoter score of 61(1) 91% of customers would apply to Regional Finance first the next time they need a loan(1) ~90% favorable ratings for key attributes(1): Loan process was quick, easy, and understandable People are professional, responsive, respectful, knowledgeable, helpful, and friendly Continued investment in digital channels, remote servicing options, and focused on delivering positive customer experience has allowed us to maintain strong metrics Origination Needs Demographics Top-Notch Customer Service Average Age (2) 55 Years Annual Income (2) $54,000 Some College or Advanced Degree (1) 57% (1) Fall 2024 Customer Satisfaction Survey (performed by third-party and commissioned by RM) (2) Based on 4Q 2024 origination volume

Product Offerings

Multi-Channel Acquisition

In Branch
$1.0B Originated
69% Large/31% Small

Direct Mail
$454.0MM Originated
Convenience Check Loans

Digital
$186.3MM Originated
Digital Lead Generation
Partnership Affiliates

Small Loans

Customer Need	Characteristics	Portfolio
Short-term cash needs	Size: $500 to $2,500	Outstanding Balance: $554.7MM
Bill payment	Average Origination: ~$2,100	# of Loans: 314,900
Back-to-school expenses	Average Origination APR: 45.2%	
Auto repair		

Large Loans

Customer Need	Characteristics	Portfolio
Debt consolidation	Size: >$2,500	Outstanding Balance: $1.3B
Medical expenses	Average Origination: ~$6,000	# of Loans: 259,500
Home repairs	Average Origination APR: 30.9%	

Over the last several quarters, we deployed a barbell strategy of growth in auto-secured loans (a large loan segment) and higher-margin small loans (particularly loans with APRs greater than 36%)

Auto-secured loans are available for higher credit quality customers, carry lower APRs, and have the lowest loss rates of all product segments

Higher-margin small loans enable greater access to credit while generating a margin sufficient to address higher credit risk and to meet return hurdles

Interest and fee yield increased by 100 basis points year-over-year in 2024 due to the impact of increased pricing, growth in our small loan business, and improved credit performance

Meanwhile, our net credit loss rate improved by 120 basis points year-over-year in 2024, inclusive of an estimated 70 basis point decrease related to the 4Q 23 loan sale

Originations metrics reflect trailing twelve months (1Q 24 - 4Q 24); portfolio data is as of 12/31/2024

REGIONAL MANAGEMENT 10

Originations In millions In millions Record total originations of $475.9 million in 4Q 24 were up from $407.8 million in 4Q 23 In 4Q24, branch, digital, and direct mail originations up year-over-year by 14.8%, 34.9%, and 14.6%, respectively Achieved year-over-year portfolio growth of $121 million, or 6.8%, in 4Q 24; up from 4.2% in 4Q 23 due to our barbell strategy of growing our high-quality, auto-secured and higher-margin small loan portfolios As of December 31, 2024, 81.5% of our portfolio carried an APR at or below 36%, down from 84.3% as of the prior-year period due to product mix shift to higher-margin small loan business

Funding

Diversified Liquidity Profile Long history of liquidity support from a strong group of banking partners Diversified funding platform with a senior revolving facility, warehouse facilities, and securitizations (1) During January 2025, we amended our Regions Bank facility to, among other things, decrease margin from 2.50% to 2.05%, remove the SOFR adjustment, and extend the maturity date from February 2026 to February 2028 (1) (1)

Strength of Sponsor Regional has been in business since 1987 and has effectively managed numerous economic and business cycles Deep management and board experience in consumer finance industry Profitable every fiscal year since IPO in 2012 Seasoned Program Regional has successfully completed 11 securitizations (one private and ten 144A) totaling $2.0 billion Regional has called 4 of the 144A securitizations since program inception Revolving Period Revolving period allows for reinvestment and extended duration Historical issuances with 2–5-year revolving periods Rating Agencies In December 2024, S&P raised ratings on 3 classes of notes and affirmed ratings on the other 16 classes of RMIT transactions In September 2024, S&P raised ratings on 6 classes of notes and affirmed ratings on the other 2 classes of RMIT transactions in amortization In April 2024, DBRS raised ratings on 4 classes of notes and affirmed ratings on the other 15 classes of RMIT transactions Credit Enhancement Structuring revolver to worst case pool provides additional credit enhancement versus actual pool Rapid Deleveraging Rapid deleveraging through fixed dollar overcollateralization once amortization begins Use of Proceeds Create capacity within warehouses and senior revolver to fund growth ABS Program Highlights

Recent ABS Issuances

Reinvestment Criteria	2024-2	2024-1	2022-2B	2022-1	2021-2
Top 3 States	70.00%	70.00%	80.00%	80.00%	80.00%
Top State	40.00%	40.00%	45.00%	45.00%	45.00%
Top State (excluding Top 3)	10.00%	10.00%	15.00%	15.00%	15.00%
Minimum Weighted Average Coupon	29.00%	28.50%	27.50%	25.00%	25.00%
Maximum Weighted Average Loan Remaining Term	45 months	48 months	48 months	48 months	48 months
Maximum Loans with Payment Deferment during Collection Period	10.00%	10.00%	10.00%	10.00%	10.00%
Obligors with a Credit Score less than 541	2.50%	2.50%	4.00%	7.00%	7.00%
Obligors with a Credit Score less than 581	10.00%	10.00%	13.00%	19.00%	19.00%
Obligors with a Credit Score less than 621	35.00%	35.00%	45.00%	50.00%	50.00%
Obligors with a Credit Score less than 661	70.00%	70.00%	80.00%	85.00%	85.00%
Unsecured (including Convenience Checks)	30.00%	30.00%	30.00%	30.00%	25.00%
Convenience Checks	20.00%	20.00%	20.00%	20.00%	20.00%
Convenience Checks with Credit Score less than 621	3.00%	3.00%	3.00%	3.00%	2.50%(1)
Loans with an Original Balance >$25,000 & <$50,000	5.00%	3.00%	-	-	-
Overcollateralization Event	Yes	Yes	Yes	Yes	Yes

(1) RMIT 2021-2 concentration limit included unsecured branch and convenience check loans with credit score less than 621

Latest Issuance: RMIT 2024-2

- Historical issuances with 2–5-year revolving periods (**RMIT 2024-2** below had a 2-year revolving period)

Class	Principal Amount	Rating S&P / DBRS	WAL to Maturity	Initial Credit Enhancement
A	$175,840,000	AAA / AAA	2.49	38.50%
B	$18,290,000	AA+ / AA (L)	3.16	32.05%
C	$28,080,000	A+ / A (L)	3.40	22.15%
D	$27,790,000	BBB / BBB (L)	3.80	12.35%

- Reserve account: 0.50% of initial collateral balance
- Optional clean-up call: 10% of the initial note balance
- Servicing fee: 4.75% per annum of average collateral balance
- Early amortization events:
  - 3-mo average net loss percentage (annualized) exceeds 17.00%
  - Reinvestment criteria event is ongoing for 3 months
  - Servicer default occurs

15

Governance & Controls

Public Company Discipline and Transparency Full Transparency – Public SEC Filings and Disclosures Internal Controls – SOX controls in place since 2013 External Audits – Deloitte & Touche LLP Compliance – Team of 18 FTE led by Chief Compliance Officer Enterprise Risk Management – Identifies and manages significant company risks Internal Audit – Covers corporate office functions and branch activities Cybersecurity – Guided by National Institute of Standards and Technology (NIST) framework, coupled with 3rd party assessments

Rob Beck President and Chief Executive Officer Harp Rana Chief Financial and Administrative Officer Jim Ryan Chief Marketing Officer Manish Parmar Chief Credit Risk Officer Joseph Manavalan Chief Technology and Digital Officer Chris Peterson Chief Data and Analytics Officer Brian Fisher Chief Strategy and Development Officer Catherine Atwood General Counsel David Korn Chief Compliance Officer Board of Directors Deep Management Experience Accomplished team with extensive backgrounds in consumer finance Rob Beck President and CEO Manish Parmar Chief Credit Risk Officer Harp Rana CFO and Administrative Officer 20+ years of financial services experience Prior to joining Regional, was Managing Director, North America Retail at Citigroup Held additional roles in business and finance at Citi, including Head of US Retail Deposit and Lending Products 20+ years of credit and financial experience in credit risk, analytics, financial partnerships, database marketing, and modeling Prior to joining Regional, was Chief Credit and Analytics Officer at Conn’s Also held several senior management roles at Discover Financial Services, including the Head of Consumer Risk Management 30+ years of finance, business management, and M&A experience in financial services Spent 29 years at Citi in various roles, including COO for the US Retail bank and Co-head of Citigroup M&A Prior to joining Regional, was EVP and COO for the Leukemia and Lymphoma Society, the second largest cancer non-profit in the US Brian Fisher Chief Strategy and Development Officer 10+ years of consumer finance services experience Previously served as General Counsel and Secretary for Regional Prior to joining Regional, was a corporate and securities attorney for Womble Bond Dickinson, LLP Catherine Atwood General Counsel 10+ years of consumer finance services experience Previously served as VP, Deputy General Counsel, and Chief Compliance Officer for Regional Prior to joining Regional, was a business litigation attorney for Womble Bond Dickinson, LLP Bios of Executive Officers

Strong Corporate Governance and Diverse Board of Directors Jonathan Brown Partner with Basswood Capital Management, LLC Formerly at Sandelman Partners Formerly at Goldman Sachs Maria Contreras-Sweet Former Administrator of U.S. Small Business Administration Founder of ProAmerica Bank Former Secretary of CA’s Business, Transportation and Housing Agency Board of Directors (Non-Employee Directors)

Robust Procedures and Controls Oversight Collateral All borrowers must provide collateral Secured by titled assets (hard secured) or personal property (soft secured) Verifications Identity Employment Income Credit Scoring Diverse data attributes Review of credit bureau information Implementation of custom scorecards in 2018 Repayment Ability Debt to Income Calculation Minimum Annual Income Requirement Lend only against a portion of gross income Collateral Soft Secured Loans (Personal Property) Hard Secured (Titled Assets) Unsecured Verifications Identity Employment Income Credit Scoring Diverse data attributes Review of credit bureau and alternative data Implemented Next-Gen Scorecard in 2022 Repayment Ability Debt-to-Income Calculation Minimum Annual Income Requirement Lend only against a portion of gross income Risk-Based Audits by Internal Audit Department Yearly Required Training Program Detailed Policy and Procedure Manuals for Branch Consistency Incentive Program Based on Delinquency, Profitability, & Growth Detailed Supervisory Visits and Oversight Monitoring of Critical Analytics Recurring Branch Self-Assessments

Compliance and Audit Internal Audit Operates under a board-approved plan Regularly review loan originations and servicing records Review internal policies and procedures to ensure compliance Branch and Central Employees Annual compliance trainings and re-certification Strong culture of compliance Detailed policies and procedures manuals Monthly branch self-assessments Detailed supervisory visits Compliance Across Home Office Departments Monthly monitoring of critical analytics Establish standards and provide guidance for risk management and controls Well-documented and controlled reporting framework Oversees external state regulatory audits and internal branch audits Alerts senior management and board to emerging risks Governed by board of directors, performs branch and corporate audits Audit Comprised of multiple SMEs, each performs key function Compliance Team members represent a culture of compliance, with regular trainings Branches

Strong Servicing Capabilities and Loss Mitigation

Regional employs a hybrid strategy of localized collection efforts through the branches and centralized support for late-stage collections


Current
1-29
30-59
60-89
90-119
120-149
150-179
180+
Post Charge-Off

In-Branch Servicing & Central Support

Early-stage collection efforts primarily performed in the branches

High-touch relationship allows branches to quickly anticipate and proactively resolve repayment problems

Combination of payment options available

Centralized Collections

Late-stage co-collection support for the branches by centralized collectors located in servicing centers in Dallas and Greenville

Bankruptcy and post-charge-off collections handled centrally

Qualifying charged-off accounts are sold to a third party

Loss Mitigation

Tools are designed to reduce overall loss in the portfolio by helping qualified customers

These programs are targeted toward helping customers navigate through short-term cash flow issues

Payment Deferral

Used for customers with short-term / temporary hardships

Allows customer to defer their monthly payment which solves immediate cash flow concerns

Loan Modification

Used for customers with short-term / temporary hardships

Allows customer an adjustment to their monthly interest rate which solves for immediate cash flow concerns

Delinquent Renewal

Refinance of previous loan similar to a renewal, with a recent payment and verified current employment generally required

Provides assistance to customers that are experiencing short-term financial hardships and cash flow issues but requires employment

22

Credit Performance

Front Book 87% of Portfolio (Less than or equal to 36% APR loans) Front Book defined as loans originated 4Q 22 and onwards Back Book defined as 4Q 21 to 3Q 22 originations plus all delinquent renewals associated with loans originated prior to 4Q 22 Other defined as loans originated before 4Q 21 Total 30+ delinquency was 7.0% Total allowance for credit losses as a percentage of ENR was 10.3% Higher-credit-quality ENR from the front book is performing as expected and becoming a larger portion of the portfolio Front book was 87% of the <= 36% APR portfolio, an increase from 84% as of September 30, 2024 Front book was 79% of the 30+ delinquent loan receivables Front and back book 30+ delinquency rates were 6.4% and 11.7%, respectively; front book continues to mature Loans from our back book represent 19% of 30+ delinquent <=36% APR loan receivables as of December 31, 2024 Front and back book allowance for credit losses were 83% and 16% of the <=36% APR total allowance for credit losses, respectively Front and back book <=36% APR allowance for credit loss rates were 9.8% and 14.1%, respectively $1,542 $109 (4) $158 (5) 30+ DQ at 6.4% 30+ DQ at 11.7% 30+ DQ at 9.2% Reserved at 14.1% Reserved at 9.8% Reserved at 6.8%

Portfolio Credit Metrics (Less than or equal to 36% APR loans) (1) Loan sales of late-stage delinquent accounts in 4Q 22 and 4Q 23 accelerated 1Q charge-offs into 4Q 4Q 24 delinquency of 7.0% compared to 6.6% in 4Q 23 4Q 23 delinquency was inclusive of an estimated 70 basis point reduction from the loan sale 30+ days past due of $108.6 million compares favorably to the allowance for credit losses of $158.3 million as of 4Q 24 4Q 24 net credit loss rate of 9.8% decreased 390 basis points from 4Q 23 4Q 23 was inclusive of 260 basis point increase related to accelerated charge-offs from the loan sale 11.7% Back Book 6.4% Front Book

Origination Metrics by Product (Less than or equal to 36% APR loans) FICO Original Term APR Original Loan Balance (1)  The 4Q 22 increases in original term and original balance in the convenience check portfolio were due to targeted campaigns of large checks to former borrowers (1) (1)

Net Loss Curves (Less than or equal to 36% APR loans) 2019 and 2020 vintages were favorably impacted by government stimulus Note: Data as of 12/31/2024 2021 and 2022 back book vintages had elevated yet manageable loss levels that were impacted by peak inflation (our bond ratings support that loss levels were manageable) In December 2024, S&P raised ratings on 3 classes of notes and affirmed ratings on the other 16 classes of RMIT transactions In September 2024, S&P raised ratings on 6 classes of notes and affirmed ratings on the other 2 classes of RMIT transactions in amortization In April 2024, DBRS raised ratings on 4 classes of notes and affirmed ratings on the other 15 classes of RMIT transactions 2023 and 2024 front book vintage performance has improved due to credit tightening actions (1) (1)

Consistent Credit Performance for 144a Transactions (1) Increase for RMIT 2022-2 was due to normal seasoning of the collateral pool Note - RMIT 2024-1 and 2024-2 were excluded due to their unseasoned pools Note - Credit performance for ABS transactions reflects results during their revolving periods ABS collateral pools have experienced steady credit performance (1) (1)

Payment Channel Mix (Less than or equal to 36% APR loans) Significant reduction in cash and check payments in branch  83% of payments received by RM are currently made electronically (ACH and Debit)

Appendix

Consolidated Income Statements

Consolidated Balance Sheets